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                                                                    EXHIBIT 99.1

                           MORGAN STANLEY DEAN WITTER
                               CREDIT CORPORATION

                              Michael J. Gillespie
                               Accounting Director

                              Officer's Certificate

Pursuant to the Servicing Agreement between Morgan Stanley Dean Witter Credit Corporation, formerly known as NOVUS Financial Corporation, as seller and servicer (referred to herein in such capacity as the "Servicer"), and Sequoia Mortgage Trust 6, 7, 8, 9, 11, 12; 2003- 1, 2, 3, 4, 5, 6, 7, 8; 2004-1, 2, 3,
4, 5, 6, 7, 8, 9,10,11, 12, the undersigned, hereby states that:

      (1) A review of the activities of the Servicer and of its performance under the Servicing Agreement during the calendar year ended December 31, 2004 has been made under my supervision; and

      (2) To the best of my knowledge, based on such review, the Servicer has fulfilled ail its obligations under the Agreement throughout such period.

                              MORGAN STANLEY DEAN WTTTER
                              CREDIT CORPORATION

                              By /s/  Douglas J. Bush
                                 -----------------------------------------------
                                      Douglas J. Bush

                              Title  Director

                              Dated as of December 31, 2004

                              By /s/ David Bianucci
                                 -----------------------------------------------
                                     David Bianucci

                              Title Vice President

                              Dated as of December 31, 2004

    2500 Lake Cook Road. 1 East, Riverwood, Illinois 60015 Tel (224)405-1903

CertSequoiaMortTrust6-12;2003:2004